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                                                             EXHIBIT 24

                              AAF-MCQUAY INC.
                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned Directors of AAF-McQuay Inc. hereby constitutes and appoints Joseph B. Hunter and Michael
J. Christopher and either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in any of said agents and attorneys-in-fact, to sign for the undersigned in their respective names as Directors of AAF-McQuay Inc., the Annual Report on Form 10-K, and any and all further amendments to said Report, hereby ratifying and confirming all acts taken by any such agent and attorney-in-fact, as herein authorized.

Dated:

/s/ Joseph B. Hunter                          /s/ Gerald L. Boehrs
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Joseph B. Hunter                              Gerald L. Boehrs

/s/ Michael J. Christopher                    /s/ Liu Wan Min
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Michael J. Christopher                        Liu Wan Min


/s/ Quek Leng Chan                            /s/ Ho Nyuk Choy
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Quek Leng Chan                                Ho Nyuk Choy


/s/ Roger Tan Kim Hock
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Roger Tan Kim Hock